EXHIBIT 21

                         COMPANY ORGANIZATIONAL CHART

                         CONSECO ORGANIZATIONAL CHART
                              SEPTEMBER 30, 1995


CONSECO, INC. - a publicly traded holding company which owns 100% of the following:

     1.  Conseco Partnership Management, Inc.
     2.  Lincoln American Life Insurance Company
     3.  CIHC, Incorporated
     4.  GARCO Equity Sales, Inc.
     5.  Conseco Capital Management, Inc.
     6.  Conseco Risk Management, Inc.
     7.  Conseco Mortgage Capital, Inc.
     8.  Marketing Distribution Systems Consulting Group, Inc.
     9.  Conseco Private Capital Group, Inc.
    10.  CNC Real Estate, Inc.
    11.  Conseco Entertainment Inc.

and 10% of Conseco L.L.C.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF TEXAS is a wholly owned subsidiary of CIHC, Incorporated.

BANKERS NATIONAL LIFE INSURANCE COMPANY is a wholly owned subsidiary of CIHC, Incorporated.

CONSECO L.L.C. is a 90% owned subsidiary of CIHC, Incorporated.

CONSECO ENTERTAINMENT, L.L.C. is owned 99% by Conseco Entertainment, Inc. and 1% owned by CIHC, Incorporated.

MDS OF NEW JERSEY INC. is a wholly owned subsidiary of Marketing Distribution Systems Consulting Group, Inc.

BENEFICIAL STANDARD LIFE INSURANCE COMPANY is a wholly owned subsidiary of Jefferson National Life Insurance Company of Texas.

GREAT AMERICAN RESERVE INSURANCE COMPANY is a wholly owned subsidiary of Jefferson National Life Insurance Company of Texas.

NATIONAL FIDELITY LIFE INSURANCE COMPANY is a wholly owned subsidiary of Bankers National Life Insurance Company.

BANKERS LIFE HOLDING CORPORATION is a subsidiary owned:

     1.  4.50% by Bankers National Life Insurance Company
     2.  82.26% by CIHC, Incorporated
     3.  13.24% by the public.

CONSECO CAPITAL PARTNERS II, L.P. is a subsidiary owned:

     1.  75.95% by other parties
     2.  1.00% by Conseco Partnership Management, Inc.
     3.  19.04% by CIHC, Incorporated
     4.  4.01% by Bankers Life Holding Corporation


BANKERS LIFE HOLDING CORPORATION owns 100% of:

     1.  Bankers Life Insurance Company of Illinois
     2.  K.F. Agency, Inc.

BANKERS LIFE AND CASUALTY COMPANY is a wholly owned subsidiary of Bankers Life Insurance Company of Illinois.

CERTIFIED LIFE INSURANCE COMPANY is a wholly owned subsidiary of Bankers Life and Casualty Company.

AMERICAN LIFE GROUP, INC.  is owned:

     1.  80.00% by Conseco Capital Partners II
     2.  7.37% by CIHC, Incorporated
     3.  9.10% by Bankers Life Holding Corporation
     4.  3.53% by other parties

AMERICAN LIFE HOLDING COMPANY is a wholly owned subsidiary of American Life Group, Inc.

AMERICAN LIFE AND CASUALTY INSURANCE COMPANY is a wholly owned subsidiary of American Life Holding Company.

AMERICAN LIFE AND CASUALTY MARKETING DIVISION COMPANY is a wholly owned subsidiary of American Life Holding Company.

VULCAN LIFE INSURANCE COMPANY is owned:

     1.  98% by American Life and Casualty Insurance Company
     2.  2% by other parties